EXHIBIT 99-B.8.29

                      AMENDMENT TO PARTICIPATION AGREEMENT

                                 EX-99-B.8.29

                      AMENDMENT TO PARTICIPATION AGREEMENT

       THIS AGREEMENT is made by and among ReliaStar Life Insurance Company (the "Company"), a life insurance company organized under the laws of the State of Minnesota, ING Variable Products Trust (the "Trust"), an open-end management investment company and business trust organized under the laws of the Common Wealth of Massachusetts, and ING Funds Distributor, Inc. (the "Distributor"), a corporation organized under the laws of the State of Delaware, (collectively, "the Parties").

       WHEREAS, the Parties executed a Participation Agreement dated May 1, 2001 (the "Participation Agreement"), between ReliaStarLife Insurance Company, Pilgrim Variable Products Trust, and ING Pilgrim Securities, Inc.

       WHEREAS, effective on March 1, 2002, Pilgrim Variable Products Trust and ING Pilgrim Securities, Inc. have amended their corporate entity names to ING Variable Products Trust and ING Funds Distributor, Inc., respectively.

       WHEREAS, the name of the "Pilgrim Variable Products Trust" series, as listed on Schedule B of the Partnership Agreement, has been amended to "ING Variable Products Trust". As a result, the names of the Authorized Funds have also been amended. Pilgrim VP MagnaCap Portfolio has changes to ING VP MagnaCap Portfolio, Pilgrim VP Research Enhanced Index Portfolio has changed to ING VP Research Enhanced Index Portfolio, Pilgrim VP Growth Opportunities Portfolio has change to ING Pilgrim VP Growth Opportunities Portfolio, Pilgrim VP MidCap Opportunities Portfolio has changed to ING VP MidCap Opportunities Portfolio, Pilgrim VP Growth + Value Portfolio has changed to ING VP Growth + Value Portfolio, Pilgrim VP SmallCap Opportunities Portfolio has changed to ING VP SmallCap Opportunities Portfolio, Pilgrim VP International Value Portfolio has changed to ING VP International Value Portfolio, and Pilgrim VP High Yield Bond Portfolio has changed to ING VP High Yield Bond Portfolio.

       NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

       The Participation Agreement is hereby amended to reflect the current corporate entity and series names.

       FURTHER, the Participation Agreement is hereby amended by substituting for the current Schedule B an amended Schedule B in the form attached hereto.

Executed this 30 day of August 2002.
              --

RELIASTAR LIFE INSURANCE COMPANY
BY ITS AUTHORIZED OFFICER,

/s/  Laurie M. Tillinghast
----------------------------------
NAME:  Laurie M. Tillinghast
TITLE: Vice President

ING VARIABLE PRODUCTS TRUST
BY ITS AUTHORIZED OFFICER,

/s/  Michael J. Roland
----------------------------------
NAME:  Michael J. Roland
TITLE: Executive VP

ING FUNDS DISTRIBUTOR, INC.
BY ITS AUTHORIZED OFFICER,

/s/  Michael J. Roland
----------------------------------
NAME:  Michael J. Roland
TITLE: Executive VP

                                   Schedule B
                                   ----------

                           ING VARIABLE PRODUCTS TRUST

Authorized Funds
----------------

      ING VP MagnaCap Portfolio - Class R Shares
      ING VP Research Enhanced Index Portfolio - Class R Shares ING VP Growth Opportunities Portfolio - Class R Shares ING VP MidCap Opportunities Portfolio - Class R Shares ING VP Growth + Value Portfolio - Class R Shares
      ING VP SmallCap Opportunities Portfolio - Class R Shares ING VP International Value Portfolio - Class R Shares
      ING VP High Yield Bond Portfolio - Class R Shares